3 Q 2 1 E a r n i n g s P r e s e n t a t i o n O c t o b e r 2 8 , 2 0 2 1 Exhibit 99.2

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations, including the potential effects of the COVID-19 pandemic on our businesses and financial results and conditions. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: failure to obtain shareholder or regulatory approval for the acquisition of Bank Leumi USA (Bank Leumi) on the anticipated terms and within the anticipated timeframe; the inability to realize expected cost savings and synergies from The Westchester Bank Holding Corporation (Westchester) and Bank Leumi acquisitions in amounts or in the timeframe anticipated; costs or difficulties relating to Westchester and Bank Leumi integration matters might be greater than expected; the inability to retain customers and qualified employees of Westchester and Bank Leumi; changes in estimates of non-recurring charges related to the Westchester and Bank Leumi acquisitions; the continued impact of COVID-19 on the U.S. and global economies, including business disruptions, reductions in employment and an increase in business failures, specifically among our clients; the continued impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs as more cases of COVID-19 may arise in our primary markets; the impact of forbearances or deferrals we are required or agree to as a result of customer requests and/or government actions, including, but not limited to our potential inability to recover fully deferred payments from the borrower or the collateral; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent or trademark infringement, employment related claims, and other matters; a prolonged downturn in the economy, mainly in New Jersey, New York, Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; the inability to grow customer deposits to keep pace with loan growth; a material change in our allowance for credit losses under CECL due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios; the need to supplement debt or equity capital to maintain or exceed internal capital thresholds; greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations; the loss of or decrease in lower-cost funding sources within our deposit base, including our inability to achieve deposit retention targets under Valley's branch transformation strategy; cyber-attacks, ransomware attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems; results of examinations by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Bank (FRB), the Consumer Financial Protection Bureau (CFPB) and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, the COVID-19 pandemic or other external events; and unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2021. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

3 3Q21 2Q21 3Q20 3Q21 2Q21 3Q20 Net Income ($mm) $122.6 $120.5 $102.4 $124.7 $126.6 $104.2 Return on Average Assets Annualized 1.18% 1.17% 0.99% 1.20% 1.23% 1.01% Return on Average Assets, ex. PPP 1 Annualized 1.09% 1.04% 0.94% 1.11% 1.10% 0.96% Efficiency Ratio 50.9% 50.0% 48.2% 49.2% 46.6% 46.6% Diluted Earnings Per Share $0.29 $0.29 $0.25 $0.30 $0.30 $0.25 Pre-Provision Net Revenue 2 ($mm) $168.5 $172.1 $172.2 $174.2 $183.6 $177.4 PPNR / Average Assets 2 Annualized 1.62% 1.67% 1.67% 1.68% 1.78% 1.72% Reported Adjusted 1 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 14 – 18 2 Pre-provision net revenue equals net interest income plus total non-interest income less total non-interest expense; PPNR / Avg. Assets is presented on an annualized basis; Please refer to the Non-GAAP Disclosure Reconciliation on pages 14 - 17 3Q 2021 Highlights Year-Over-Year Quarterly Adjusted Diluted EPS Growth of 20% Annualized non-PPP Loan Growth of Approximately 8.0% Funding Enhancements Support NIM Stability Despite Elevated Cash Balance

SLIDE 4

Net Interest Margin and PPP Impact

Reported Net Interest Income and Margin


$284.1
$288.8
$293.6
$301.8
$301.7
3.01%
3.06%
3.14%
3.18%
3.15%
3Q20
4Q20
1Q21
2Q21
3Q21
NII ($mm)
NIM

Net Interest Income and Margin Ex-PPP


$269.3
$271.8
$267.9
$276.1
$285.5
3.03%
3.06%
3.05%
3.07%
3.07%
3Q20
4Q20
1Q21
2Q21
3Q21
NII ($mm)
NIM

- Resilient Net Interest Margin and Net Interest Income despite reduction in PPP Income
- PPP balances have declined to $874mm from a peak of $2.4bn in 1Q21
- As of 3Q21, remaining unearned loan fees related to PPP were approximately $28mm
- Cash balance remains elevated despite significant loan growth during the quarter
- Continued reduction in deposit costs and replacement of time deposits with lower-cost transaction balances

Net Interest Income Analysis	3Q20	4Q20	1Q21	2Q21	3Q21
Net Interest Income (FTE)	284.1	288.8	293.6	301.8	301.7
PPP Impact	(14.8)	(17.0)	(25.7)	(25.7)	(16.3)
NII ex PPP	**269.3**	**271.8**	**267.9**	**276.1**	**285.5**

Earning Asset Analysis	3Q20	4Q20	1Q21	2Q21	3Q21
Avg. Earning Assets	37,768	37,807	37,386	37,907	38,333
PPP Impact	(2,247)	(2,250)	(2,235)	(1,986)	(1,134)
Earning Assets ex PPP	**35,520**	**35,557**	**35,152**	**35,922**	**37,198**

NIM Analysis	3Q20	4Q20	1Q21	2Q21	3Q21
NII ex PPP (FTE)	269.3	271.8	267.9	276.1	285.5
Earning Assets ex PPP	35,520	35,557	35,152	35,922	37,198
NIM ex PPP (FTE)	**3.03%**	**3.06%**	**3.05%**	**3.07%**	**3.07%**

All metrics are represented on a full tax equivalent basis

5 44% 14.2 12.0 8.0 7.9 9.5 11.4 9.7 12.9 15.0 0.7 0.9 1.5 4Q19 4Q20 3Q21 CDs & Wholesale Consumer Commercial Niche Deposit Initiatives Non-interest bearing $10.8 Savings, NOW & MMA $18.9 Time $4.0 Short-term borrowings $0.8 Long-term borrowings $1.5 Other $0.5 Avg. Deposit Balance ($MM) and Rate (%) Trends 3Q21 Funding Trends (Deposits & Borrowings, $bn) Total Liabilities 9/30/2021 Deposits, Funding & Liquidity $36.5BN 0.37% 0.30% 0.27% 0.25% 0.23% 0.95% 0.82% 0.76% 0.54% 0.43% $0 $4,000 $8,000 $12,000 $16,000 $20,000 3Q20 4Q20 1Q21 2Q21 3Q21 Savings, NOW & MMA Time Deposits W.Avg Savings, NOW & MMA Rate W.Avg Time Deposits Rate 1 Commercial includes government deposit balances 2 Includes junior subordinated debt within long-term borrowings. Totals may not sum due to rounding. 2 30% 32% Cost of total deposits declined 3bp to 0.18% from 0.21% in 2Q21 Well-funded balance sheet to support strong loan originations Continued transition from time deposits to non- interest and lower-cost transaction balances 22% 42% 24% 1 2% 4%

6 CRE 45% C&I 28% Other 27% Multifamily 16% Non Owner-Occupied CRE 25% Healthcare CRE 4% Owner-Occupied CRE 10% C&I 15% C&I (PPP) 3% Consumer 9% Residential R.E. 13% Construction 5% $1.0 $1.4 $1.6 $2.6 $1.9 3.26% 3.35% 3.32% 3.32% 3.37% 3.89% 3.86% 3.85% 3.87% 3.79% 3Q20 4Q20 1Q21 2Q21 3Q21 Origination Volume (Gross) New Origination Rate Avg. Portfolio Rate New Loan Originations ($bn) / Yields (%) vs Portfolio Yields (%) 2 1 Loan classifications according to call report schedule which may not correspond to classification outlined in earnings release 2 Origination volume and new origination rate excludes PPP originations Loans & Loan Growth 3Q21 Loan Composition 1 3Q21 YTD Annualized Loan Growth 1 (9%) (1%) 1% 3% 4% 5% 6% 19% 20% Home Equity Multi-family C&I (ex. PPP) Owner-Occupied CRE Construction Res. Mortgage Other Consumer Non-Owner Occupied CRE Auto +$208mm +$1,154mm +$43mm +$149mm +$59mm +$65mm +$52mm ($32mm) ($29mm) Quarterly annualized non-PPP loan growth: +8.0% YTD annualized non-PPP loan growth: +7.4% Loan growth well-diversified across geographies and asset classes Loan origination yields improved marginally and spreads remain wide from a historical perspective

7 3Q21 Non-Interest Income ($mm) Lower gain on loan sale income largely offset by higher swap income and increases in less volatile “other” non-interest income lines Continue to explore and execute on opportunities to enhance revenue diversity and non-interest income consistency Fee Income Other 32% Trust, Investment & Insurance 12% Loan Servicing Fees 7% Service Charges 13% Gain-on-Sale of Loans, net 15% Swap Fees 21% $42.4mm Non-Interest Income ($mm) $16.7 $20.6 $21.5 $25.4 $27.2 $19.2 $10.9 $6.2 $7.6 $8.8 $13.4 $16.0 $3.5 $10.1 $6.4 3Q20 4Q20 1Q21 2Q21 3Q21 Other Non-Interest Income Swap Income Gain on Sale $49.3 $42.4$43.1 $47.5 $31.2

8 60.0% 49.2% 80 90 100 110 120 130 140 150 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Eff. Ratio (adj.) Revenue Revenue ex PPP Expenses 160.2 173.1 160.2 171.9 174.9 155.0 157.3 157.5 160.5 168.5 3Q20 4Q20 1Q21 2Q21 3Q21 Reported Expenses Adjusted 5 Quarter Operating Expense Trends ($ in millions) Efficiency Ratio (%) 1 1Refer to the appendix on pages 14 – 18 regarding non-GAAP financial measures. Sums may be inconsistent due to rounding. 2 Indexed to 100 as of 1Q18 3Q21 Operating Expenses ($, in millions) 1 Non-Interest Expense 1 $168.5 $3.1 $1.3 $2.1 Adjusted Expenses Amortization of tax credits Merger Charges Litigation Reserve 48.2 50.0 50.9 46.6 46.6 49.2 3Q20 Reported 2Q21 Reported 3Q21 Reported 3Q20 Adjusted 2Q21 Adjusted 3Q21 Adjusted Positive Operating Leverage, as Adjusted 1, 2 +42% +36% +17%

9 0.59% 0.58% 0.62% 0.68% 0.77% 3Q20 4Q20 1Q21 2Q21 3Q21 Asset Quality Non-Accrual Loans / Total Loans Net Charge-offs & Provision ($mm) $15 $3 $6 $9 $0 $31 $19 $9 $9 $4 0.19% 0.04% 0.07% 0.11% 0.00% 3Q20 4Q20 1Q21 2Q21 3Q21 Net Charge-offs Provision for Loans NCOs / Avg. Loans Allowance for Credit Losses for Loans / Total Loans 0.99% 1.03% 1.03% 1.09% 1.08% 1.09% 1.09% 1.11% 1.17% 1.17% 1.14% 1.12% 3Q20 4Q20 1Q21 2Q21 3Q21 ACL / Loans ex. PPP $ in millions 9/30/2021 Balance ($mm) Percent of Loans Commercial & Industrial $103.9 1.84% Real Estate – Construction $21.5 1.19% Real Estate – Commercial $178.2 0.99% Real Estate – Residential $24.7 0.57% Home Equity $4.1 1.02% Auto & Other Consumer $10.1 0.40% Allowance for Loan Losses $342.5 1.05% Allowance for Unfunded $14.4 -- Total Allowance for Credit Losses $356.9 1.09% ACL by Loan Segment Sums may be inconsistent due to rounding.

10 Equity & Capitalization $7.12 $7.25 $7.39 $7.59 $7.78 $10.71 $10.85 $10.97 $11.15 $11.32 9/30/20 12/31/20 3/31/21 6/30/2021 9/30/2021 TBV per share Book Value per share Book Value and Tangible Book Value per Share 1 Equity Capitalization Level 1 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 14 - 17 9% year-over-year tangible book value growth 7.32% 7.47% 7.55% 7.73% 7.95% 11.13% 11.29% 11.32% 11.48% 11.68% 9/30/20 12/31/20 3/31/2021 6/30/2021 9/30/2021 Tangible Common Equity / Tangible Assets Equity / Assets $0.9BN PPP loans reduce TCE / TA by ~18 bp in 3Q21 Holding Company Capital Ratios 9/30/20 6/30/21 9/30/21 Year-over-Year Change Tier 1 Leverage 7.89 8.49 8.63 +74bp Common Equity Tier 1 9.71 10.04 10.06 +35bp Tier 1 Risk-Based 10.42 10.73 10.73 +31bp Total Risk-Based 12.37 13.36 13.24 +87bp

A p p e n d i x

12 CRE Detail as of 9/30/2021 Portfolio by Collateral Type Apartment & Residential 26% Retail 20% Mixed Use 12% Office 11% Industrial 12% Healthcare 9% Specialty & Other 10% Portfolio by Geography Florida 27.4% New Jersey 22.5% Other 14.9% Other NYC Boroughs 13.7% Manhattan (Multifamily) 6.5% Manhattan (Other) 4.5% New York (ex. NYC) 10.5% Geography Outstanding ($BN) % of Total Wtd. Avg. LTV Wtd. Avg. DSCR Florida $4.9 27.4% 62% 1.81x New Jersey $4.0 22.5% 60% 1.90x Other $2.7 14.9% 64% 1.83x Other NYC Boroughs $2.4 13.7% 52% 1.43x Manhattan $2.0 11.0% 34% (49% ex Co-Ops) 1.71x New York (ex. NYC) $1.9 10.5% 55% 1.59x Total $17.9 100.0% 57% 1.75x $17.9bn $17.9bn

13 3Q21 Balance Active Active Deferral / ($MM) Deferral ($MM) 3Q21 Loan Balance Commercial Loans & Leases $25,352 $79 0.3% Residential & Home Equity 1 $4,735 $18 0.4% Auto & Other Consumer $2,520 $2 0.1% Total $32,607 $99 0.3% Deferral Information as of 9/30/2021 Outstanding Loan Deferrals Totals may not sum due to rounding. Initial deferral period not to exceed 180 days. 1 Reflects residential mortgage loans held in portfolio. 11.6% 8.4% 3.3% 1.1% 0.9% 0.4% 0.3% 5/6/20 7/10/20 9/30/20 12/31/20 3/31/21 6/30/21 9/30/21 Active Deferrals / Total Loans

14 September 30, June 30, September 30, ($ in thousands, except for share data) 2021 2021 2020 Adjusted net income available to common shareholders: Net income, as reported $122,580 $120,512 $102,374 Add: Losses on extinguishment of debt (net of tax) — 6,024 1,691 Add: (Gains) losses on available for sale and held to maturity securities transactions (net of tax) (a) (565) 81 33 Add: Litigation reserves (net of tax) (b) 1,505 — — Add: Merger related expenses (net of tax) (b) 1,207 — 76 Net income, as adjusted $124,727 $126,617 $104,174 Dividends on preferred stock 3,172 3,172 3,172 Net income available to common shareholders, as adjusted $121,555 $123,445 $101,002 (a) Included in gains on securities transactions, net within other non-interest income (b) Included in professional and legal fees, and othe non-interest expense. Adjusted per common share data: Net income available to common shareholders, as adjusted $121,555 $123,445 $101,002 Average number of shares outstanding 406,824,160 405,963,209 403,833,469 Basic earnings, as adjusted $0.30 $0.30 $0.25 Average number of diluted shares outstanding 409,238,001 408,660,778 404,788,526 Diluted earnings, as adjusted $0.30 $0.30 $0.25 Adjusted annualized return on average tangible shareholders' equity: Net income, as adjusted $124,727 $126,617 $104,174 Average shareholders' equity 4,794,843 4,708,797 4,530,671 Less: Average goodwill and other intangible assets 1,446,760 1,449,388 1,451,889 Average tangible shareholders' equity 3,348,083 3,259,409 3,078,782 Annualized return on average tangible shareholders' equity, as adjusted 14.90% 15.54% 13.53% Adjusted annualized return on average assets: Net income, as adjusted $124,727 $126,617 $104,174 Average assets $41,543,930 $41,161,459 $41,356,737 Annualized return on average assets, as adjusted 1.20% 1.23% 1.01% Adjusted annualized return on average shareholders' equity: Net income, as adjusted $124,727 $126,617 $104,174 Average shareholders' equity 4,794,843 4,708,797 $4,530,397 Annualized return on average shareholders' equity, as adjusted 10.41% 10.76% 9.20% Three Months Ended Non-GAAP Disclosure Reconciliation

15 Non-GAAP Disclosure Reconciliation September 30, June 30, September 30, ($ in thousands) 2021 2021 2020 Annualized return on average tangible shareholders' equity: Net income, as reported $122,580 $120,512 $102,374 Average shareholders' equity 4,794,843 4,708,797 4,530,671 Less: Average goodwill and other intangible assets 1,446,760 1,449,388 1,451,889 Average tangible shareholders' equity 3,348,083 3,259,409 3,078,782 Annualized return on average tangible shareholders' equity 14.64% 14.79% 13.30% Adjusted efficiency ratio: Non-interest expense, as reported $174,922 $171,893 $160,185 Less: Loss on extinguishment of debt (pre-tax) — 8,406 2,353 Less: Litigation reserve 2,100 — — Less: Merger-related expenses (pre-tax) 1,287 — 106 Less: Amortization of tax credit investments (pre-tax) 3,079 2,972 2,759 Non-interest expense, as adjusted $168,456 $160,515 $154,967 Net interest income 301,026 300,907 283,086 Non-interest income, as reported 42,431 43,126 49,272 Add: (Gains) losses on available for sale and held to maturity securities transactions, net (pre-tax) (788) 113 46 Non-interest income, as adjusted 41,643 43,239 $49,318 Gross operating income, as adjusted $342,669 $344,146 $332,404 Efficiency ratio, as adjusted 49.16% 46.64% 46.62% Annualized pre-provision net revenue / average assets Net interest income 301,026 300,907 283,086 Non-interest income, as reported 42,431 43,126 49,272 Less: Non-interest expense, as reported 174,922 171,893 160,185 Pre-provision net revenue $168,535 $172,140 $172,173 Average assets $41,543,930 $41,161,459 $41,356,737 Annualized pre-provision net revenue / average assets 1.62% 1.67% 1.67% Annualized pre-provision net revenue / average assets, as adjusted Net interest income $301,026 $300,907 $283,086 Non-interest income, as adjusted 41,643 43,239 49,318 Less: Non-interest expense, as adjusted 168,456 160,515 154,967 Pre-provision net revenue, as adjusted $174,213 $183,631 $177,437 Average assets $41,543,930 $41,161,459 $41,356,737 Annualized pre-provision net revenue / average assets, as adjusted 1.68% 1.78% 1.72% Three Months Ended

16 September 30, June 30, September 30, ($ in thousands) 2021 2021 2020 Annualized return on average assets, excluding Paycheck Protection Program ("PPP"): Net income, as reported $122,580 $120,512 $102,374 Less: PPP loan income (net of tax) 12,097 18,974 10,705 Net income, excluding PPP loan income 110,483 101,538 91,669 Average assets $41,543,930 $41,161,459 $41,356,737 Less: Average PPP loans 1,134,491 1,985,653 2,247,326 Average assets, excluding average PPP loans 40,409,439 39,175,806 39,109,411 Annualized return on average assets, excluding PPP 1.09% 1.04% 0.94% Adjusted annualized return on average assets, excluding Paycheck Protection Program ("PPP"): Net income, as adjusted $124,727 $126,617 $104,174 Less: PPP loan income (net of tax) 12,097 18,974 10,705 Net income, as adjusted, excluding PPP loan income 112,630 107,643 93,469 Average assets, excluding average PPP loans 40,409,439 39,175,806 39,109,411 Annualized return on average assets, as adjusted, excluding PPP 1.11% 1.10% 0.96% Three Months Ended Non-GAAP Disclosure Reconciliation

SLIDE 17

Non-GAAP Disclosure Reconciliation

($ in thousands, except for share data)	Three Months Ended September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Net interest income	$ 301,026	$ 300,907	$ 292,667	$ 287,920	$ 283,086	$ 282,559	$ 265,339	$ 238,541
Non-interest income, as reported	42,431	43,126	31,233	47,533	49,272	44,830	41,397	38,094
Add: Net impairment losses on securities (pre-tax)	-	-	-	-	-	-	-	-
Add: Branch related asset impairment (pre-tax)	-	-	-	-	-	-	-	-
Add: (Gains) losses on available for sale and held to maturity securities transactions, net (pre-tax)	(788)	113	118	(651)	46	41	40	36
Less: Gain on the sale of Visa Class B shares (pre-tax)	-	-	-	-	-	-	-	-
Less: Gain on sale leaseback transaction (pre-tax)	-	-	-	-	-	-	-	-
Non-interest income, as adjusted	41,643	43,239	31,351	46,882	49,318	44,871	41,437	38,130
Gross revenue, as adjusted	342,669	344,146	324,018	334,802	332,404	327,430	306,776	276,671
Less: PPP Loan Income (pre-tax)	16,284	25,726	25,733	17,018	14,772	11,836	-	-
Gross revenue, as adjusted, excluding PPP	326,385	318,420	298,285	317,784	317,632	315,594	306,776	276,671
Non-interest expense, as reported	$174,922	$171,893	$160,213	$173,141	$160,185	$157,166	$155,656	$196,146
Less: Loss on extinguishment of debt (pre-tax)	-	8,406	-	9,683	2,353	-	-	31,995
Less: Severance expense (pre-tax)	-	-	-	2,072	-	-	-	-
Less: Litigation reserve	2,100	-	-	-	-	-	-	-
Less: Merger-related expenses (pre-tax)	1,287	-	-	133	106	366	1,302	15,110
Less: Amortization of tax credit investments (pre-tax)	3,079	2,972	2,744	3,932	2,759	3,416	3,228	3,971
Non-interest expense, as adjusted	168,456	160,515	157,469	157,321	154,967	153,384	151,126	145,070
Efficiency ratio, as adjusted	49.16%	46.64%	48.60%	46.99%	46.62%	46.84%	49.26%	52.43%

($ in thousands, except for share data)	Three Months Ended September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net interest income	$ 220,625	$ 220,234	$ 218,648	$ 222,053	$ 216,800	$ 210,752	$ 207,598
Non-interest income, as reported	41,150	27,603	107,673	34,694	29,038	38,069	32,251
Add: Net impairment losses on securities (pre-tax)	-	2,928	-	-	-	-	-
Add: Branch related asset impairment (pre-tax)	-	-	-	-	1,821	-	-
Add: (Gains) losses on available for sale and held to maturity securities transactions, net (pre-tax)	93	(11)	32	1,462	79	36	765
Less: Gain on the sale of Visa Class B shares (pre-tax)	-	-	-	6,530	-	-	-
Less: Gain on sale leaseback transaction (pre-tax)	-	-	78,505	-	-	-	-
Non-interest income, as adjusted	41,243	30,520	29,200	29,626	30,938	38,105	33,016
Gross revenue, as adjusted	261,868	250,754	247,848	251,679	247,738	248,857	240,614
Less: PPP Loan Income (pre-tax)	-	-	-	-	-	-	-
Gross revenue, as adjusted, excluding PPP	261,868	250,754	247,848	251,679	247,738	248,857	240,614
Non-interest expense, as reported	$145,877	$141,737	$147,795	$153,712	$151,681	$149,916	$173,752
Less: Loss on extinguishment of debt (pre-tax)	-	-	-	-	-	-	-
Less: Severance expense (pre-tax)	-	-	4,838	2,662	-	-	-
Less: Litigation reserve	-	-	-	-	1,684	-	10,500
Less: Merger-related expenses (pre-tax)	1,434	35	-	(635)	1,304	3,248	13,528
Less: Amortization of tax credit investments (pre-tax)	4,385	4,863	7,173	9,044	5,412	4,470	5,274
Non-interest expense, as adjusted	140,058	136,839	135,784	142,641	143,281	142,198	144,450
Efficiency ratio, as adjusted	53.48%	54.57%	54.79%	56.68%	57.84%	57.14%	60.03%

18 Non-GAAP Disclosure Reconciliation September 30, June 30, March 31, December 31, September 30, ($ in thousands, except for share data) 2021 2021 2021 2020 2020 Tangible book value per common share: Common shares outstanding 407,313,664 406,083,790 405,797,538 403,858,998 403,878,744 Shareholders' equity $4,822,498 $4,737,807 $4,659,670 $4,592,120 $4,533,763 Less: Preferred Stock 209,691 209,691 209,691 209,691 209,691 Less: Goodwill and other intangible assets 1,444,967 1,447,965 1,450,414 1,452,891 1,449,282 Tangible common shareholders' equity $3,167,840 $3,080,151 $2,999,565 $2,929,538 $2,874,790 Tangible book value per common share $7.78 $7.59 $7.39 $7.25 $7.12 Tangible common equity to tangible assets: Tangible common shareholders' equity $3,167,840 $3,080,151 $2,999,565 $2,929,538 $2,874,790 Total assets 41,278,007 41,274,228 41,178,011 40,686,076 40,747,492 Less: Goodwill and other intangible assets 1,444,967 1,447,965 1,450,414 1,452,891 1,449,282 Tangible assets $39,833,040 $39,826,263 $39,727,597 $39,233,185 $39,298,210 Tangible common equity to tangible assets 7.95% 7.73% 7.55% 7.47% 7.32% As of

19 ▪ Log onto our website: www.valley.com ▪ Email requests to: tlan@valley.com ▪ Call Travis Lan in Investor Relations, at: (973) 686-5007 ▪ Write to: Valley National Bank 1455 Valley Road Wayne, New Jersey 07470 Attn: Travis Lan, SVP – Director, Corporate Finance & Business Development ▪ Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC For More Information